Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
FOURTH QUARTER 2020
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
FOURTH QUARTER 2020
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 15, 2021. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States (U.S) and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's retail branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. PNC also has strategic international offices in four countries outside the U.S.

DISCONTINUED OPERATIONS
On May 15, 2020, PNC completed the sale of its 31.6 million shares of BlackRock, Inc., common and preferred stock through a registered secondary offering. In addition, BlackRock repurchased 2.65 million shares from PNC. The total proceeds from the sale were $14.2 billion in cash, net of $.2 billion in expenses, and resulted in a gain on sale of $4.3 billion. Additionally, PNC contributed 500,000 BlackRock shares to the PNC Foundation on May 18, 2020. As a result, PNC has divested its entire holding in BlackRock. PNC and its affiliates only hold shares of BlackRock stock in a fiduciary capacity for clients of PNC and its affiliates. Activity for BlackRock for all periods presented on the Consolidated Income Statement have been reclassified to discontinued operations and prior period BlackRock investment balances have been reclassified to the Asset held for sale line on the Consolidated Balance Sheet in accordance with Accounting Standard Codification (ASC) 205-20, Presentation of Financial Statements - Discontinued Operations.

PENDING ACQUISITION OF BBVA USA BANCSHARES, INC.
On November 16, 2020, PNC announced the signing of a definitive agreement with BBVA, S.A. to acquire BBVA USA Bancshares, Inc., a U.S. financial holding company conducting its business operations primarily through its U.S. banking subsidiary, BBVA USA for a fixed purchase price of $11.6 billion in cash. BBVA USA has over 600 branches in Texas, Alabama, Arizona, California, Florida, Colorado and New Mexico. The transaction is expected to add approximately $102 billion in total assets, $86 billion of deposits and $66 billion of loans to PNC's Consolidated Balance Sheet and to close in mid-2021, subject to customary closing conditions, including receipt of regulatory approvals.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2020	2020	2020	2020	2019	2020	2019
Interest Income
Loans	$2,074	$2,116	$2,257	$2,480	$2,573	$8,927	$10,525
Investment securities	442	490	527	582	560	2,041	2,426
Other	60	70	71	138	201	339	811
Total interest income	2,576	2,676	2,855	3,200	3,334	11,307	13,762
Interest Expense
Deposits	53	74	141	375	468	643	1,986
Borrowed funds	99	118	187	314	378	718	1,811
Total interest expense	152	192	328	689	846	1,361	3,797
Net interest income	2,424	2,484	2,527	2,511	2,488	9,946	9,965
Noninterest Income
Asset management	221	215	199	201	216	836	862
Consumer services	387	390	330	377	390	1,484	1,555
Corporate services	650	479	512	526	499	2,167	1,914
Residential mortgage	99	137	158	210	87	604	368
Service charges on deposits	134	119	79	168	185	500	702
Other (a)	293	457	271	343	456	1,364	1,473
Total noninterest income	1,784	1,797	1,549	1,825	1,833	6,955	6,874
Total revenue	4,208	4,281	4,076	4,336	4,321	16,901	16,839
Provision For (Recapture of) Credit Losses	(254)	52	2,463	914	221	3,175	773
Noninterest Expense
Personnel	1,521	1,410	1,373	1,369	1,468	5,673	5,647
Occupancy	215	205	199	207	201	826	834
Equipment	296	292	301	287	348	1,176	1,210
Marketing	64	67	47	58	77	236	301
Other	612	557	595	622	668	2,386	2,582
Total noninterest expense	2,708	2,531	2,515	2,543	2,762	10,297	10,574
Income (loss) from continuing operations before income taxes and noncontrolling interests	1,754	1,698	(902)	879	1,338	3,429	5,492
Income taxes (benefit) from continuing operations	298	166	(158)	120	195	426	901
Net income (loss) from continuing operations	1,456	1,532	(744)	759	1,143	3,003	4,591
Income from discontinued operations before taxes			5,596	181	288	5,777	988
Income taxes from discontinued operations			1,197	25	50	1,222	161
Net income from discontinued operations			4,399	156	238	4,555	827
Net income	1,456	1,532	3,655	915	1,381	7,558	5,418
Less: Net income attributable to noncontrolling interests	14	13	7	7	14	41	49
Preferred stock dividends (b)	48	63	55	63	55	229	236
Preferred stock discount accretion and redemptions	1	1	1	1	1	4	4
Net income attributable to common shareholders	$1,393	$1,455	$3,592	$844	$1,311	$7,284	$5,129
Earnings Per Common Share
Basic earnings (loss) from continuing operations	$3.26	$3.40	$(1.90)	$1.59	$2.44	$6.37	$9.59
Basic earnings from discontinued operations			10.28	0.37	0.54	10.62	1.84
Total basic earnings	$3.26	$3.40	$8.40	$1.96	$2.98	$16.99	$11.43
Diluted earnings (loss) from continuing operations	$3.26	$3.39	$(1.90)	$1.59	$2.43	$6.36	$9.57
Diluted earnings from discontinued operations			10.28	0.36	0.54	10.60	1.82
Total diluted earnings	$3.26	$3.39	$8.40	$1.95	$2.97	$16.96	$11.39
Average Common Shares Outstanding
Basic	425	426	426	429	437	427	447
Diluted	426	426	426	430	438	427	448
Efficiency	64%	59%	62%	59%	64%	61%	63%
Noninterest income to total revenue	42%	42%	38%	42%	42%	41%	41%
Effective tax rate from continuing operations (c)	17.0%	9.8%	17.5%	13.7%	14.6%	12.4%	16.4%

(a)Includes net gains on sales of securities of $51 million, $32 million, $40 million, $182 million, and $12 million for the quarters ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively. Amounts for the twelve months ended December 31, 2020 and December 31, 2019 were $305 million and $48 million, respectively.
(b)Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.
(c)The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2
Table 2: Consolidated Balance Sheet (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions, except par value	2020	2020	2020	2020	2019
Assets
Cash and due from banks	$7,017	$6,629	$6,338	$7,493	$5,061
Interest-earning deposits with banks (a)	85,173	70,959	50,233	19,986	23,413
Loans held for sale (b)	1,597	1,787	1,443	1,693	1,083
Asset held for sale (c)				8,511	8,558
Investment securities – available for sale	87,358	89,747	97,052	89,077	69,163
Investment securities – held to maturity	1,441	1,438	1,441	1,469	17,661
Loans (b)	241,928	249,279	258,236	264,643	239,843
Allowance for loan and lease losses (d)	(5,361)	(5,751)	(5,928)	(3,944)	(2,742)
Net loans	236,567	243,528	252,308	260,699	237,101
Equity investments	6,052	4,938	4,943	4,694	5,176
Mortgage servicing rights	1,242	1,113	1,067	1,082	1,644
Goodwill	9,233	9,233	9,233	9,233	9,233
Other (b)	30,999	32,445	34,920	41,556	32,202
Total assets	$466,679	$461,817	$458,978	$445,493	$410,295
Liabilities
Deposits
Noninterest-bearing	$112,637	$107,281	$99,458	$81,614	$72,779
Interest-bearing	252,708	247,798	246,539	223,590	215,761
Total deposits	365,345	355,079	345,997	305,204	288,540
Borrowed funds
Federal Home Loan Bank borrowings	3,500	5,500	8,500	23,491	16,341
Bank notes and senior debt	24,271	26,839	27,704	31,438	29,010
Subordinated debt	6,403	6,465	6,500	6,475	6,134
Other (b)	3,021	3,306	4,322	11,995	8,778
Total borrowed funds	37,195	42,110	47,026	73,399	60,263
Allowance for unfunded lending related commitments (d)	584	689	662	450	318
Accrued expenses and other liabilities	9,514	10,629	12,345	17,150	11,831
Total liabilities	412,638	408,507	406,030	396,203	360,952
Equity
Preferred stock (e)
Common stock - $5 par value
Authorized 800 shares, issued 543 shares	2,713	2,712	2,712	2,712	2,712
Capital surplus	15,884	15,836	16,284	16,288	16,369
Retained earnings	46,848	45,947	44,986	41,885	42,215
Accumulated other comprehensive income	2,770	2,997	3,069	2,518	799
Common stock held in treasury at cost:119, 118, 117, 118 and 109 shares	(14,205)	(14,216)	(14,128)	(14,140)	(12,781)
Total shareholders’ equity	54,010	53,276	52,923	49,263	49,314
Noncontrolling interests	31	34	25	27	29
Total equity	54,041	53,310	52,948	49,290	49,343
Total liabilities and equity	$466,679	$461,817	$458,978	$445,493	$410,295

(a)Amounts include balances held with the Federal Reserve Bank of Cleveland of $84.9 billion, $70.6 billion, $50.0 billion, $19.6 billion and $23.2 billion as of December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.
(b)Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2020 Form 10-Q included, and our 2020 Form 10-K will include, additional information regarding these items.
(c)Represents our held for sale investment in BlackRock. In the second quarter of 2020, PNC divested its entire holding in BlackRock. Prior period BlackRock investment balances have been reclassified to the Asset held for sale line in accordance with Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations. Our second and third quarter 2020 Form 10-Qs included, and our 2020 Form 10-K will include additional information.
(d)Amounts as of December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020 reflect the impact of adopting Accounting Standards Update 2016-13, Financial Instruments - Credit Losses, which is commonly referred to as the Current Expected Credit Losses (CECL) standard and our transition from an incurred loss methodology for these reserves to an expected credit loss methodology. Our 2019 Form 10-K and 2020 Form 10-Qs included, and our 2020 Form 10-K will include, additional information related to our adoption of this standard.
(e)Par value less than $0.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2020	2020	2020	2020	2019	2020	2019
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$48,036	$52,215	$52,500	$49,636	$33,937	$50,594	$31,526
Non-agency	1,337	1,437	1,529	1,617	1,582	1,480	1,746
Commercial mortgage-backed	6,568	6,927	7,232	6,734	6,054	6,865	5,676
Asset-backed	5,017	5,033	5,309	5,003	5,059	5,090	5,199
U.S. Treasury and government agencies	18,783	18,724	15,457	15,938	15,966	17,234	17,642
Other	4,561	4,723	4,952	4,024	2,849	4,564	3,200
Total securities available for sale	84,302	89,059	86,979	82,952	65,447	85,827	64,989
Securities held to maturity
Residential mortgage-backed					14,943		15,421
Commercial mortgage-backed					498		553
Asset-backed			22	51	54	18	120
U.S. Treasury and government agencies	793	788	783	779	774	786	767
Other	650	655	646	640	1,794	648	1,816
Total securities held to maturity	1,443	1,443	1,451	1,470	18,063	1,452	18,677
Total investment securities	85,745	90,502	88,430	84,422	83,510	87,279	83,666
Loans
Commercial and industrial	134,944	139,795	153,595	128,723	124,876	139,254	123,524
Commercial real estate	28,991	29,081	28,707	28,275	28,670	28,765	28,526
Equipment lease financing	6,380	6,771	7,035	7,066	7,199	6,812	7,255
Consumer	52,872	54,692	56,485	57,680	56,765	55,423	55,671
Residential real estate	22,638	22,753	22,292	21,828	21,341	22,379	20,040
Total loans	245,825	253,092	268,114	243,572	238,851	252,633	235,016
Interest-earning deposits with banks (b)	76,374	60,327	34,600	17,569	23,316	47,333	16,878
Other interest-earning assets	8,134	9,752	10,867	9,468	11,371	9,553	12,425
Total interest-earning assets	416,078	413,673	402,011	355,031	357,048	396,798	347,985
Noninterest-earning assets	48,901	48,466	55,302	57,405	54,371	52,497	52,350
Total assets	$464,979	$462,139	$457,313	$412,436	$411,419	$449,295	$400,335
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$62,621	$63,598	$61,346	$53,287	$56,209	$60,229	$55,505
Demand	88,026	87,226	82,881	70,931	69,496	82,295	65,729
Savings	79,430	77,479	75,345	69,977	66,827	75,574	62,938
Time deposits	19,448	20,248	21,873	21,141	21,600	20,673	20,416
Total interest-bearing deposits	249,525	248,551	241,445	215,336	214,132	238,771	204,588
Borrowed funds
Federal Home Loan Bank borrowings	4,761	7,196	12,559	13,440	18,944	9,470	22,253
Bank notes and senior debt	24,022	25,858	28,298	29,988	27,403	27,030	26,781
Subordinated debt	5,936	5,936	5,937	5,934	5,760	5,936	5,588
Other	3,433	4,354	6,435	7,826	7,926	5,502	6,906
Total borrowed funds	38,152	43,344	53,229	57,188	60,033	47,938	61,528
Total interest-bearing liabilities	287,677	291,895	294,674	272,524	274,165	286,709	266,116
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	109,878	101,931	93,776	74,396	73,626	95,055	72,212
Accrued expenses and other liabilities	14,348	15,341	16,989	16,437	14,541	15,774	13,371
Equity	53,076	52,972	51,874	49,079	49,087	51,757	48,636
Total liabilities and equity	$464,979	$462,139	$457,313	$412,436	$411,419	$449,295	$400,335

(a)Calculated using average daily balances.
(b)Amounts include average balances held with the Federal Reserve Bank of Cleveland of $76.1 billion, $60.0 billion, $34.2 billion, $17.3 billion and $23.0 billion for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively. Amounts include $47.0 billion and $16.6 billion for the twelve months ended December 31, 2020 and December 31, 2019, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2020	2020	2020	2020	2019	2020	2019
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	1.81%	2.03%	2.29%	2.63%	2.48%	2.19%	2.75%
Non-agency	7.15%	7.26%	7.13%	7.87%	8.09%	7.36%	8.08%
Commercial mortgage-backed	2.66%	2.50%	2.59%	2.95%	2.30%	2.67%	2.85%
Asset-backed	2.04%	2.44%	2.60%	3.05%	3.26%	2.53%	3.31%
U.S. Treasury and government agencies	1.77%	1.64%	1.77%	2.29%	2.31%	1.88%	2.47%
Other	3.45%	3.39%	3.47%	3.69%	3.36%	3.51%	3.34%
Total securities available for sale	2.05%	2.16%	2.39%	2.77%	2.65%	2.35%	2.90%
Securities held to maturity
Residential mortgage-backed					2.63%		2.84%
Commercial mortgage-backed					4.44%		3.80%
Asset-backed			2.38%	2.77%	3.02%		4.17%
U.S. Treasury and government agencies	2.88%	2.86%	2.84%	2.84%	2.86%	2.80%	2.87%
Other	4.20%	4.20%	4.27%	4.48%	4.47%	4.32%	4.41%
Total securities held to maturity	3.47%	3.47%	3.47%	3.56%	2.87%	3.44%	3.03%
Total investment securities	2.08%	2.18%	2.41%	2.78%	2.70%	2.36%	2.93%
Loans
Commercial and industrial	2.87%	2.82%	2.83%	3.62%	3.88%	3.07%	4.17%
Commercial real estate	2.63%	2.65%	2.84%	3.64%	3.89%	2.98%	4.33%
Equipment lease financing	3.90%	3.80%	3.82%	3.93%	3.87%	3.86%	3.93%
Consumer	4.74%	4.69%	4.86%	5.38%	5.45%	4.93%	5.54%
Residential real estate	3.69%	3.74%	3.86%	3.96%	4.10%	3.81%	4.21%
Total loans	3.35%	3.32%	3.37%	4.08%	4.27%	3.55%	4.51%
Interest-earning deposits with banks	0.10%	0.10%	0.10%	1.27%	1.66%	0.21%	2.09%
Other interest-earning assets	1.99%	2.23%	2.26%	3.51%	3.65%	2.50%	3.69%
Total yield on interest-earning assets	2.46%	2.57%	2.85%	3.62%	3.71%	2.87%	3.98%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	0.05%	0.07%	0.15%	0.72%	0.93%	0.23%	1.10%
Demand	0.04%	0.05%	0.08%	0.41%	0.51%	0.13%	0.54%
Savings	0.08%	0.11%	0.31%	0.79%	0.97%	0.31%	1.11%
Time deposits	0.41%	0.58%	0.80%	1.34%	1.52%	0.79%	1.60%
Total interest-bearing deposits	0.08%	0.12%	0.23%	0.70%	0.87%	0.27%	0.97%
Borrowed funds
Federal Home Loan Bank borrowings	0.40%	0.47%	1.00%	1.69%	2.11%	1.09%	2.56%
Bank notes and senior debt	1.00%	1.08%	1.56%	2.41%	2.77%	1.58%	3.24%
Subordinated debt	1.38%	1.51%	1.91%	2.73%	3.06%	1.89%	3.83%
Other	1.39%	1.31%	0.92%	1.69%	1.89%	1.36%	2.30%
Total borrowed funds	1.02%	1.06%	1.39%	2.18%	2.47%	1.50%	2.94%
Total rate on interest-bearing liabilities	0.21%	0.26%	0.44%	1.00%	1.21%	0.47%	1.43%
Interest rate spread	2.25%	2.31%	2.41%	2.62%	2.50%	2.40%	2.55%
Benefit from use of noninterest bearing sources (b)	0.07	0.08	0.11	0.22	0.28	0.13	0.34
Net interest margin	2.32%	2.39%	2.52%	2.84%	2.78%	2.53%	2.89%

(a)Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest margins, we use net interest income on a taxable-equivalent basis in calculating average yields used in the calculation of net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019 were $17 million, $17 million, $19 million, $22 million and $23 million, respectively. The taxable-equivalent adjustments to net interest income for the years ended December 31, 2020 and December 31, 2019 were $75 million and $103 million, respectively.
(b)Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2020	2020	2020	2020	2019	2020	2019
Basic
Net income (loss) from continuing operations	$1,456	$1,532	$(744)	$759	$1,143	$3,003	$4,591
Less:
Net income attributable to noncontrolling interests	14	13	7	7	14	41	49
Preferred stock dividends	48	63	55	63	55	229	236
Preferred stock discount accretion and redemptions	1	1	1	1	1	4	4
Net income (loss) from continuing operations attributable to common shareholders	1,393	1,455	(807)	688	1,073	2,729	4,302
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	6	8	1	3	5	13	18
Net income (loss) from continuing operations attributable to basic common shareholders	$1,387	$1,447	$(808)	$685	$1,068	$2,716	$4,284
Net income from discontinued operations attributable to common shareholders			$4,399	$156	$238	$4,555	$827
Less: Undistributed earnings allocated to nonvested restricted shares			21	1	1	22	3
Net income from discontinued operations attributable to basic common shareholders			$4,378	$155	$237	$4,533	$824
Basic weighted-average common shares outstanding	425	426	426	429	437	427	447
Basic earnings (loss) per common share from continuing operations (a)	$3.26	$3.40	$(1.90)	$1.59	$2.44	$6.37	$9.59
Basic earnings per common share from discontinued operations (a)			$10.28	$0.37	$0.54	$10.62	$1.84
Basic earnings per common share	$3.26	$3.40	$8.40	$1.96	$2.98	$16.99	$11.43
Diluted
Net income (loss) from continuing operations attributable to diluted common shareholders	$1,387	$1,447	$(808)	$685	$1,068	$2,716	$4,284
Net income from discontinued operations attributable to basic common shareholders			$4,378	$155	$237	$4,533	$824
Less: Impact of earnings per share dilution from discontinued operations			1	1	3	2	10
Net income from discontinued operations attributable to diluted common shareholders			$4,377	$154	$234	$4,531	$814
Basic weighted-average common shares outstanding	425	426	426	429	437	427	447
Dilutive potential common shares	1			1	1		1
Diluted weighted-average common shares outstanding	426	426	426	430	438	427	448
Diluted earnings (loss) per common share from continuing operations (a)	$3.26	$3.39	$(1.90)	$1.59	$2.43	$6.36	$9.57
Diluted earnings per common share from discontinued operations (a)			$10.28	$0.36	$0.54	$10.60	$1.82
Diluted earnings per common share	$3.26	$3.39	$8.40	$1.95	$2.97	$16.96	$11.39

(a)Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6
Table 6: Details of Loans (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions	2020	2020	2020	2020	2019
Commercial
Commercial and industrial
Manufacturing	$20,712	$22,551	$25,590	$27,225	$21,540
Retail/wholesale trade	20,218	20,287	21,747	24,408	21,565
Service providers	19,419	20,260	21,347	19,411	16,112
Real estate related (a)	13,369	14,040	14,634	14,843	12,346
Financial services	14,909	15,005	13,596	13,473	11,318
Health care	8,987	9,368	10,109	9,238	8,035
Transportation and warehousing	7,095	7,295	7,771	8,160	7,474
Other industries	27,364	28,381	29,541	32,373	26,947
Total commercial and industrial	132,073	137,187	144,335	149,131	125,337
Commercial real estate	28,716	29,028	28,763	28,544	28,110
Equipment lease financing	6,414	6,479	7,097	7,061	7,155
Total commercial	167,203	172,694	180,195	184,736	160,602
Consumer
Home equity	24,088	24,539	24,879	25,081	25,085
Residential real estate	22,560	22,886	22,469	22,250	21,821
Automobile	14,218	14,977	16,157	17,194	16,754
Credit card	6,215	6,303	6,575	7,132	7,308
Education	2,946	3,051	3,132	3,247	3,336
Other consumer	4,698	4,829	4,829	5,003	4,937
Total consumer	74,725	76,585	78,041	79,907	79,241
Total loans	$241,928	$249,279	$258,236	$264,643	$239,843

(a) Represents loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7
Allowance for Credit Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2019
Allowance for loan and lease losses
Beginning balance	$5,751	$5,928	$3,944	$2,742	$2,738	$2,742	$2,629
Adoption of ASU 2016-03 (a)				463		463
Gross charge-offs:
Commercial and industrial	(133)	(59)	(112)	(78)	(67)	(382)	(183)
Commercial real estate	(1)	(1)			(2)	(2)	(18)
Equipment lease financing	(4)	(4)	(10)	(5)	(9)	(23)	(15)
Home equity	(11)	(12)	(8)	(11)	(16)	(42)	(68)
Residential real estate	(6)	(2)		(2)	(4)	(10)	(9)
Automobile	(55)	(57)	(69)	(84)	(78)	(265)	(261)
Credit card	(72)	(74)	(76)	(78)	(70)	(300)	(263)
Education	(3)	(3)	(4)	(6)	(6)	(16)	(26)
Other consumer	(42)	(35)	(35)	(40)	(39)	(152)	(131)
Total gross charge-offs	(327)	(247)	(314)	(304)	(291)	(1,192)	(974)
Recoveries:
Commercial and industrial	23	21	13	18	14	75	59
Commercial real estate	3	2		4	3	9	11
Equipment lease financing	3	3	2	2	2	10	8
Home equity	17	15	15	14	18	61	74
Residential real estate	4	4	4	4	3	16	14
Automobile	33	31	29	35	29	128	114
Credit card	9	9	9	8	6	35	27
Education	2	2	2	2	2	8	8
Other consumer	4	5	4	5	5	18	17
Total recoveries	98	92	78	92	82	360	332
Net (charge-offs) / recoveries:
Commercial and industrial	(110)	(38)	(99)	(60)	(53)	(307)	(124)
Commercial real estate	2	1		4	1	7	(7)
Equipment lease financing	(1)	(1)	(8)	(3)	(7)	(13)	(7)
Home equity	6	3	7	3	2	19	6
Residential real estate	(2)	2	4	2	(1)	6	5
Automobile	(22)	(26)	(40)	(49)	(49)	(137)	(147)
Credit card	(63)	(65)	(67)	(70)	(64)	(265)	(236)
Education	(1)	(1)	(2)	(4)	(4)	(8)	(18)
Other consumer	(38)	(30)	(31)	(35)	(34)	(134)	(114)
Total net (charge-offs)	(229)	(155)	(236)	(212)	(209)	(832)	(642)
Provision for (recapture of) credit losses (b)	(164)	(23)	2,220	952	221	2,985	773
Net (increase) in allowance for unfunded loan commitments and letters of credit					(14)		(33)
Other	3	1		(1)	6	3	15
Ending balance	$5,361	$5,751	$5,928	$3,944	$2,742	$5,361	$2,742
Supplemental Information
Net charge-offs
Commercial net charge-offs	$(109)	$(38)	$(107)	$(59)	$(59)	$(313)	$(138)
Consumer net charge-offs	(120)	(117)	(129)	(153)	(150)	(519)	(504)
Total net charge-offs	$(229)	$(155)	$(236)	$(212)	$(209)	$(832)	$(642)
Net charge-offs to average loans (c)	0.37%	0.24%	0.35%	0.35%	0.35%	0.33%	0.27%
Commercial	0.25%	0.09%	0.23%	0.14%	0.15%	0.18%	0.09%
Consumer	0.63%	0.60%	0.66%	0.77%	0.76%	0.67%	0.67%
(a)    Represents the impact of adopting ASU 2016-13, Financial Instruments - Credit Losses on January 1, 2020, and our transition from an incurred loss methodology for our reserves to an expected credit loss methodology. Our 2019 Form 10-K and our 2020 Form 10-Qs included, and 2020 Form 10-K will include, additional information related to our adoption of the CECL standard.
(b)    See Table 8 for the components of the Provision for (recapture of) credit losses under CECL being reported on the Consolidated Income Statement.
(c)    Three month period percentages are annualized.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8
Allowance for Credit Losses (Unaudited) (Continued)

Table 8: Components of the Provision for (Recapture of) Credit Losses Under CECL

	Three months ended				Year ended
	December 31	September 30	June 30	March 31	December 31
In millions	2020	2020	2020	2020	2020
Provision for (recapture of) credit losses
Loans and leases	$(164)	$(23)	$2,220	$952	$2,985
Unfunded lending related commitments	(105)	27	212	(47)	87
Investment securities	11	39	30		80
Other financial assets	4	9	1	9	23
Total provision for (recapture of) credit losses	$(254)	$52	$2,463	$914	$3,175

Table 9: Allowance for Credit Losses by Loan Class (a)

	December 31, 2020			September 30, 2020			December 31, 2019
Dollars in millions	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans	Allowance Amount	Total Loans	% of Total Loans
Allowance for loan and lease losses
Commercial
Commercial and industrial	$2,300	$132,073	1.74%	$2,735	$137,187	1.99%	$1,489	$125,337	1.19%
Commercial real estate	880	28,716	3.06%	630	29,028	2.17%	278	28,110	0.99%
Equipment lease financing	157	6,414	2.45%	163	6,479	2.52%	45	7,155	0.63%
Total commercial	3,337	167,203	2.00%	3,528	172,694	2.04%	1,812	160,602	1.13%
Consumer
Home equity	313	24,088	1.30%	349	24,539	1.42%	87	25,085	0.35%
Residential real estate	28	22,560	0.12%	28	22,886	0.12%	258	21,821	1.18%
Automobile	379	14,218	2.67%	404	14,977	2.70%	160	16,754	0.95%
Credit card	816	6,215	13.13%	891	6,303	14.14%	288	7,308	3.94%
Education	129	2,946	4.38%	136	3,051	4.46%	17	3,336	0.51%
Other consumer	359	4,698	7.64%	415	4,829	8.59%	120	4,937	2.43%
Total consumer	2,024	74,725	2.71%	2,223	76,585	2.90%	930	79,241	1.17%
Total	5,361	$241,928	2.22%	5,751	$249,279	2.31%	2,742	$239,843	1.14%
Allowance for unfunded lending related commitments	584			689			318
Allowance for credit losses	$5,945			$6,440			$3,060

Supplemental Information
Allowance for credit losses to total loans			2.46%			2.58%			1.28%
Commercial			2.29%			2.38%			1.33%
Consumer			2.84%			3.04%			1.18%

(a)    Excludes allowances for investment securities and other financial assets, which together totaled $109 million and $98 million at December 31, 2020 and September 30, 2020, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9
Details of Nonperforming Assets (Unaudited)

Table 10: Nonperforming Assets by Type

	December 31	September 30	June 30	March 31	December 31
Dollars in millions	2020	2020	2020	2020	2019
Nonperforming loans, including TDRs
Commercial
Commercial and industrial
Retail/wholesale trade	$61	$90	$117	$121	$74
Manufacturing	81	80	58	79	102
Service providers	90	69	57	63	53
Real estate related (a)	95	140	158	25	24
Health care	20	20	19	14	17
Transportation and warehousing	20	14	20	23	18
Other industries	299	264	264	169	137
Total commercial and industrial	666	677	693	494	425
Commercial real estate	224	217	43	42	44
Equipment lease financing	33	21	22	30	32
Total commercial	923	915	758	566	501
Consumer (b)
Home equity	645	639	636	617	669
Residential real estate	528	339	305	292	315
Automobile	175	171	156	154	135
Credit card	8	13	15	10	11
Other consumer	7	8	6	5	4
Total consumer	1,363	1,170	1,118	1,078	1,134
Total nonperforming loans (c) (d)	2,286	2,085	1,876	1,644	1,635
OREO and foreclosed assets	51	67	79	111	117
Total nonperforming assets	$2,337	$2,152	$1,955	$1,755	$1,752
Nonperforming loans to total loans	0.94%	0.84%	0.73%	0.62%	0.68%
Nonperforming assets to total loans, OREO and foreclosed assets	0.97%	0.86%	0.76%	0.66%	0.73%
Nonperforming assets to total assets	0.50%	0.47%	0.43%	0.39%	0.43%
Allowance for loan and lease losses to nonperforming loans (e)	235%	276%	316%	240%	168%
(a)Represents loans related to customers in the real estate and construction industries.
(b)Excludes most unsecured consumer loans and lines of credit, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale and loans accounted for under the fair value option. Amounts in 2019 also excluded purchased impaired loans.
(d)In connection with the adoption of the CECL standard, nonperforming loan amounts in 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and 2020 Form 10-Qs included, and our 2020 Form 10-K will include, additional information related to our adoption of this standard.
(e)Ratios in 2020 reflect the transition impact on our allowance for loan and lease losses from the adoption of the CECL standard along with the increases in reserves during 2020 due to the significant economic impact of COVID-19 and loan growth.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10
Details of Nonperforming Assets (Unaudited) (Continued)

Table 11: Change in Nonperforming Assets

	October 1, 2020 -	July 1, 2020 -	April 1, 2020 -	January 1, 2020 -	October 1, 2019 -
In millions	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Beginning balance	$2,152	$1,955	$1,755	$1,752	$1,847
New nonperforming assets	586	512	458	391	357
Charge-offs and valuation adjustments	(97)	(75)	(104)	(145)	(218)
Principal activity, including paydowns and payoffs	(185)	(175)	(85)	(158)	(157)
Asset sales and transfers to loans held for sale	(14)	(20)	(28)	(20)	(21)
Returned to performing status	(105)	(45)	(41)	(65)	(56)
Ending balance	$2,337	$2,152	$1,955	$1,755	$1,752

Table 12: Largest Individual Nonperforming Assets (a)

December 31, 2020 - Dollars in millions
Ranking	Outstandings	Industry
1	$141	Real Estate and Rental and Leasing
2	46	Real Estate and Rental and Leasing
3	37	Real Estate and Rental and Leasing
4	33	Real Estate and Rental and Leasing
5	32	Mining, Quarrying, and Oil and Gas Extraction
6	31	Wholesale Trade
7	31	Real Estate and Rental and Leasing
8	30	Information
9	26	Manufacturing
10	26	Mining, Quarrying, and Oil and Gas Extraction
Total	$433
As a percent of total nonperforming assets		19%

(a)    Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11
Accruing Loans Past Due (Unaudited)

Pursuant to the interagency guidance issued in April 2020 and in connection with the credit reporting rules from the U.S. Coronavirus Aid, Relief and Economic Security Act (CARES Act), the delinquency status of loans modified due to COVID-19 related hardships are reported as of December 31, 2020, September 30, 2020 and June 30, 2020 in alignment with the rules set forth for banks to report delinquency status to the credit agencies. These rules require that COVID-19 related loan modifications be reported as follows:
•if current at the time of modification, the loan remains current throughout the modification period,
•if delinquent at the time of modification and the borrower was not made current as part of the modification, the loan maintains its reported as delinquent status during the modification period, or
•if delinquent at the time of modification and the borrower was made current as part of the modification or became current during the modification period, the loan is reported as current.
As a result, certain loans modified due to COVID-19 related hardships are not being reported as past due as of December 31, 2020, September 30, 2020 and June 30, 2020 based on the contractual terms of the loan, even where borrowers may not be making payments on their loans during the modification period. Our second and third quarter 2020 Form 10-Qs included, and our 2020 Form 10-K will include, additional information on COVID-19 related loan modifications.

Table 13: Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2020	2020	2020	2019
Commercial and industrial	$106	$56	$49	$97	$102	0.08%	0.04%	0.03%	0.07%	0.08%
Commercial real estate	6	6	51	6	4	0.02%	0.02%	0.18%	0.02%	0.01%
Equipment lease financing	31	7	8	42	49	0.48%	0.11%	0.11%	0.59%	0.68%
Home equity	50	48	70	65	58	0.21%	0.20%	0.28%	0.26%	0.23%
Residential real estate
Non government insured	89	99	135	121	90	0.39%	0.43%	0.60%	0.54%	0.41%
Government insured	92	89	63	52	50	0.41%	0.39%	0.28%	0.23%	0.23%
Automobile	134	116	105	177	178	0.94%	0.77%	0.65%	1.03%	1.06%
Credit card	43	44	53	59	60	0.69%	0.70%	0.81%	0.83%	0.82%
Education
Non government insured	5	6	3	7	7	0.17%	0.20%	0.10%	0.22%	0.21%
Government insured	50	51	36	45	48	1.70%	1.67%	1.15%	1.39%	1.44%
Other consumer	14	17	17	17	15	0.30%	0.35%	0.35%	0.34%	0.30%
Total	$620	$539	$590	$688	$661	0.26%	0.22%	0.23%	0.26%	0.28%
Table 14: Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2020	2020	2020	2019
Commercial and industrial	$26	$37	$28	$22	$30	0.02%	0.03%	0.02%	0.01%	0.02%
Commercial real estate	1	6	4	1	1	0.00%	0.02%	0.01%	0.00%	0.00%
Equipment lease financing	5	4	9	2	5	0.08%	0.06%	0.13%	0.03%	0.07%
Home equity	21	22	27	28	24	0.09%	0.09%	0.11%	0.11%	0.10%
Residential real estate
Non government insured	16	22	34	30	16	0.07%	0.10%	0.15%	0.13%	0.07%
Government insured	62	58	59	52	53	0.27%	0.25%	0.26%	0.23%	0.24%
Automobile	34	32	34	49	47	0.24%	0.21%	0.21%	0.28%	0.28%
Credit card	30	33	38	37	37	0.48%	0.52%	0.58%	0.52%	0.51%
Education
Non government insured	2	2	2	4	3	0.07%	0.07%	0.06%	0.12%	0.09%
Government insured	27	24	21	26	31	0.92%	0.79%	0.67%	0.80%	0.93%
Other consumer	10	11	8	10	11	0.21%	0.23%	0.17%	0.20%	0.22%
Total	$234	$251	$264	$261	$258	0.10%	0.10%	0.10%	0.10%	0.11%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12
Accruing Loans Past Due (Unaudited) (Continued)

Table 15: Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2020	2020	2020	2019
Commercial and industrial	$30	$36	$34	$51	$85	0.02%	0.03%	0.02%	0.03%	0.07%
Residential real estate
Non government insured	27	28	19	18	14	0.12%	0.12%	0.08%	0.08%	0.06%
Government insured	292	241	245	282	301	1.29%	1.05%	1.09%	1.27%	1.38%
Automobile	12	12	19	19	18	0.08%	0.08%	0.12%	0.11%	0.11%
Credit card	60	60	61	70	67	0.97%	0.95%	0.93%	0.98%	0.92%
Education
Non government insured	2	1	1	2	2	0.07%	0.03%	0.03%	0.06%	0.06%
Government insured	75	62	65	82	89	2.55%	2.03%	2.08%	2.53%	2.67%
Other consumer	11	8	12	10	9	0.23%	0.17%	0.25%	0.20%	0.18%
Total	$509	$448	$456	$534	$585	0.21%	0.18%	0.18%	0.20%	0.24%

(a) Excludes loans held for sale, amounts in 2019 also excluded purchased impaired loans.
(b) In connection with the adoption of the CECL standard, accruing loans past due amounts in 2020 include purchased credit deteriorated loans. Our 2019 Form 10-K and 2020 Form 10-Qs included, and our 2020 Form 10-K will include, additional information related to our adoption of this standard.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13
Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management products and services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in markets across the Mid-Atlantic, Midwest and Southeast. In 2018, Retail Banking launched its national expansion strategy designed to grow customers with digitally-led banking and a thin branch network in markets outside of our existing retail branch network. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. The Treasury Management business provides payables, receivables, deposit and account services, liquidity and investments, and online and mobile banking products and services to our clients. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. The Asset Management group is comprised of three distinct operating units:
•Wealth management provides products and services to individuals and their families including investment and retirement planning, customized investment management, private banking, and trust management and administration for individuals and their families.
•Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth clients.
•Institutional asset management provides outsourced chief investment officer, custody, private real estate, cash and fixed income client solutions, and fiduciary retirement advisory services to institutional clients including corporations, healthcare systems, insurance companies, unions, municipalities and non-profits.

Table 16: Period End Employees

	December 31	September 30	June 30	March 31	December 31
	2020	2020	2020	2020	2019
Full-time employees
Retail Banking	27,621	27,808	29,051	28,737	28,270
Other full-time employees	21,928	21,997	21,752	21,776	21,747
Total full-time employees	49,549	49,805	50,803	50,513	50,017
Part-time employees
Retail Banking	1,611	1,593	1,854	1,780	1,759
Other part-time employees	97	104	476	129	142
Total part-time employees	1,708	1,697	2,330	1,909	1,901
Total	51,257	51,502	53,133	52,422	51,918

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14
Table 17: Summary of Business Segment Income and Revenue (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2020	2020	2020	2020	2019	2020	2019
Income
Retail Banking	$336	$530	$(223)	$201	$277	$844	$1,213
Corporate & Institutional Banking	992	670	(358)	370	649	1,674	2,448
Asset Management Group	82	91	28	54	91	255	262
Other	46	241	(191)	134	126	230	668
Net income (loss) from continuing operations	$1,456	$1,532	$(744)	$759	$1,143	$3,003	$4,591

Revenue
Retail Banking	$1,853	$2,056	$1,975	$2,244	$2,054	$8,128	$8,168
Corporate & Institutional Banking	1,913	1,748	1,790	1,660	1,615	7,111	6,251
Asset Management Group	316	310	293	292	352	1,211	1,279
Other	126	167	18	140	300	451	1,141
Total revenue	$4,208	$4,281	$4,076	$4,336	$4,321	$16,901	$16,839

(a)Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15
Table 18: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2019
Income Statement
Net interest income	$1,380	$1,383	$1,390	$1,456	$1,402	$5,609	$5,520
Noninterest income	473	673	585	788	652	2,519	2,648
Total revenue	1,853	2,056	1,975	2,244	2,054	8,128	8,168
Provision for (recapture of) credit losses	(81)	(157)	761	445	161	968	517
Noninterest expense	1,482	1,512	1,497	1,528	1,516	6,019	6,011
Pretax earnings (loss)	452	701	(283)	271	377	1,141	1,640
Income taxes (benefit)	105	162	(63)	62	86	266	377
Noncontrolling interest	11	9	3	8	14	31	50
Earnings (loss)	$336	$530	$(223)	$201	$277	$844	$1,213
Average Balance Sheet
Loans held for sale	$672	$700	$829	$779	$747	$745	$627
Loans
Consumer
Home equity	$22,366	$22,647	$22,790	$22,736	$22,590	$22,633	$22,657
Residential real estate	18,042	18,435	18,244	17,964	17,352	18,171	16,196
Automobile	14,536	15,573	16,688	17,096	16,427	15,968	15,510
Credit card	6,218	6,408	6,690	7,207	6,985	6,629	6,550
Education	3,027	3,119	3,218	3,343	3,428	3,176	3,611
Other consumer	2,086	2,262	2,454	2,533	2,418	2,334	2,244
Total consumer	66,275	68,444	70,084	70,879	69,200	68,911	66,768
Commercial	13,391	13,356	13,612	10,524	10,323	12,573	10,410
Total loans	$79,666	$81,800	$83,696	$81,403	$79,523	$81,484	$77,178
Total assets	$94,303	$98,731	$102,103	$97,062	$94,967	$97,643	$92,959
Deposits
Noninterest-bearing demand	$43,818	$43,752	$39,134	$32,225	$32,674	$39,754	$31,675
Interest-bearing demand	50,702	49,274	47,339	42,865	41,689	47,557	42,077
Money market	24,112	23,816	22,942	22,866	23,927	23,436	25,317
Savings	72,041	70,236	67,947	62,781	59,877	68,267	56,722
Certificates of deposit	10,156	10,852	11,661	12,233	12,598	11,222	12,613
Total deposits	$200,829	$197,930	$189,023	$172,970	$170,765	$190,236	$168,404
Performance Ratios
Return on average assets	1.41%	2.13%	(0.88)%	0.84%	1.16%	0.86%	1.30%
Noninterest income to total revenue	26%	33%	30%	35%	32%	31%	32%
Efficiency	80%	74%	76%	68%	74%	74%	74%
(a)See note (a) on page 14.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16
Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2020	2020	2020	2020	2019	2020	2019
Supplemental Noninterest Income Information
Consumer services	$369	$371	$315	$372	$382	$1,427	$1,530
Residential mortgage	$99	$137	$158	$210	$87	$604	$368
Service charges on deposits	$133	$118	$80	$166	$183	$497	$687
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$121	$119	$122	$118	$120
Serviced portfolio acquisitions	$12	$8	$11	$2	$3	$33	$12
MSR asset value (b)	$0.7	$0.6	$0.6	$0.6	$1.0
MSR capitalization value (in basis points) (b)	56	50	47	51	83
Servicing income: (in millions)
Servicing fees, net (c)	$13	$25	$36	$44	$39	$118	$178
Mortgage servicing rights valuation, net of economic hedge	$(1)	$17	$20	$101	$9	$137	$47
Residential mortgage loan statistics
Loan origination volume (in billions)	$3.7	$4.0	$4.2	$3.2	$3.5	$15.1	$11.5
Loan sale margin percentage	3.75%	3.62%	3.67%	3.16%	2.42%	3.57%	2.41%
Percentage of originations represented by:
Purchase volume (d)	45%	44%	34%	36%	40%	40%	47%
Refinance volume	55%	56%	66%	64%	60%	60%	53%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	66%	67%	65%	59%	58%	64%	57%
Digital consumer customers (f)	77%	75%	73%	71%	71%	74%	69%
Credit-related statistics
Nonperforming assets	$1,211	$1,077	$1,037	$1,011	$1,046
Net charge-offs - loans and leases	$136	$125	$142	$166	$154	$569	$534
Other statistics
ATMs	8,900	9,058	9,058	9,048	9,091
Branches (g)	2,162	2,207	2,256	2,277	2,296
Brokerage account client assets (in billions) (h)	$59	$55	$53	$49	$54

(a)Represents mortgage loan servicing balances for third parties and the related income.
(b)Presented as of period end, except for average customer-related statistics and net charge-offs, which are both shown for the three months and year ended, respectively.
(c)Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan payments, prepayments, and loans that were paid down or paid off during the period.
(d)Mortgages with borrowers as part of residential real estate purchase transactions.
(e)Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(f)Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(g)Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(h)Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17
Table 19: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2020	2020	2020	2020	2019	2020	2019
Income Statement
Net interest income	$994	$1,025	$1,064	$966	$969	$4,049	$3,714
Noninterest income	919	723	726	694	646	3,062	2,537
Total revenue	1,913	1,748	1,790	1,660	1,615	7,111	6,251
Provision for (recapture of) credit losses	(166)	211	1,585	458	65	2,088	284
Noninterest expense	801	663	670	722	726	2,856	2,813
Pretax earnings (loss)	1,278	874	(465)	480	824	2,167	3,154
Income taxes (benefit)	282	201	(110)	110	175	483	706
Noncontrolling interest	4	3	3			10
Earnings (loss)	$992	$670	$(358)	$370	$649	$1,674	$2,448
Average Balance Sheet
Loans held for sale	$1,039	$904	$704	$395	$616	$762	$505
Loans
Commercial
Commercial and industrial	$120,297	$125,187	$138,992	$117,288	$114,113	$125,426	$112,809
Commercial real estate	27,509	27,511	27,106	26,589	26,586	27,180	26,340
Equipment lease financing	6,381	6,772	7,036	7,066	7,200	6,813	7,255
Total commercial	154,187	159,470	173,134	150,943	147,899	159,419	146,404
Consumer	10	11	8	9	11	10	15
Total loans	$154,197	$159,481	$173,142	$150,952	$147,910	$159,429	$146,419
Total assets	$177,792	$183,266	$199,254	$172,502	$167,555	$183,189	$164,243
Deposits
Noninterest-bearing demand	$64,334	$56,433	$53,157	$40,651	$39,513	$53,681	$39,141
Interest-bearing demand	28,793	29,730	27,674	21,101	20,851	26,838	19,487
Money market	36,705	38,015	36,595	28,468	30,264	34,959	28,091
Other	8,928	8,956	9,546	7,868	7,916	8,825	6,676
Total deposits	$138,760	$133,134	$126,972	$98,088	$98,544	$124,303	$93,395
Performance Ratios
Return on average assets	2.21%	1.45%	(0.72)%	0.87%	1.54%	0.91%	1.49%
Noninterest income to total revenue	48%	41%	41%	42%	40%	43%	41%
Efficiency	42%	38%	37%	43%	45%	40%	45%
Other Information
Consolidated revenue from:
Treasury Management (b)	$472	$452	$469	$491	$494	$1,884	$1,866
Capital Markets (b)	$530	$345	$388	$344	$291	$1,607	$1,140
Commercial mortgage banking activities
Commercial mortgage loans held for sale (c)	$45	$46	$42	$29	$24	$162	$97
Commercial mortgage loan servicing income (d)	82	76	67	69	71	294	261
Commercial mortgage servicing rights valuation, net of economic hedge (e)	14	16	22	20	2	72	19
Total	$141	$138	$131	$118	$97	$528	$377
MSR asset value (f)	$569	$515	$490	$477	$649
Average loans by C&IB business
Corporate Banking	$76,664	$81,617	$91,634	$78,057	$75,665	$81,977	$74,016
Real Estate	41,427	40,592	42,124	37,368	36,908	40,381	37,149
Business Credit	21,337	21,845	23,943	23,251	22,900	22,589	22,586
Commercial Banking	11,375	11,770	10,708	7,784	7,793	10,415	7,984
Other	3,394	3,657	4,733	4,492	4,644	4,067	4,684
Total average loans	$154,197	$159,481	$173,142	$150,952	$147,910	$159,429	$146,419
Credit-related statistics
Nonperforming assets (f)	$827	$832	$674	$508	$444
Net charge-offs - loans and leases	$99	$32	$99	$50	$47	$280	$105

(a)See note (a) on page 14.
(b)Amounts reported in net interest income and noninterest income.
(c)Represents other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)Represents net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(e)Amounts are reported in corporate service fees.
(f)Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18
Table 20: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2020	2020	2020	2020	2019	2020	2019
Income Statement
Net interest income	$91	$89	$89	$88	$80	$357	$288
Noninterest income	225	221	204	204	272	854	991
Total revenue	316	310	293	292	352	1,211	1,279
Provision for (recapture of) credit losses	(2)	(19)	39	3	1	21	(1)
Noninterest expense	211	211	217	219	232	858	939
Pretax earnings	107	118	37	70	119	332	341
Income taxes	25	27	9	16	28	77	79
Earnings	$82	$91	$28	$54	$91	$255	$262
Average Balance Sheet
Loans
Consumer
Residential real estate	$3,326	$2,976	$2,636	$2,385	$2,193	$2,832	$1,923
Other consumer	4,077	4,065	3,975	4,052	4,145	4,042	4,232
Total consumer	7,403	7,041	6,611	6,437	6,338	6,874	6,155
Commercial	774	810	883	856	793	831	759
Total loans	$8,177	$7,851	$7,494	$7,293	$7,131	$7,705	$6,914
Total assets	$8,615	$8,361	$7,958	$7,801	$7,697	$8,186	$7,360
Deposits
Noninterest-bearing demand	$1,689	$1,692	$1,421	$1,468	$1,407	$1,568	$1,360
Interest-bearing demand	8,404	8,101	7,742	6,850	6,846	7,777	4,060
Money market	1,606	1,542	1,597	1,709	1,773	1,613	1,832
Savings	7,388	7,243	7,398	7,197	6,950	7,307	6,216
Other	482	554	722	847	898	650	822
Total deposits	$19,569	$19,132	$18,880	$18,071	$17,874	$18,915	$14,290
Performance Ratios
Return on average assets	3.78%	4.32%	1.41%	2.81%	4.69%	3.12%	3.56%
Noninterest income to total revenue	71%	71%	70%	70%	77%	71%	77%
Efficiency	67%	68%	74%	75%	66%	71%	73%
Other Information
Nonperforming assets (b)	$66	$39	$38	$34	$39
Net charge-offs (recoveries) - loans and leases	$1	$1		$(1)	$4	$1	$5
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$170	$158	$151	$136	$154
Nondiscretionary client assets under administration	154	142	138	128	143
Total	$324	$300	$289	$264	$297
Discretionary client assets under management
Personal	$108	$99	$94	$84	$99
Institutional	62	59	57	52	55
Total	$170	$158	$151	$136	$154
(a)See note (a) on page 14.
(b)As of period end.
(c)Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19
Glossary of Terms

Amortized cost basis - Amount at which a financial asset is originated or acquired, adjusted for applicable accretion or amortization of premiums, discounts and net deferred fees or costs, collection of cash, charge-offs, foreign exchange and fair value hedge accounting adjustments.

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus/less unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently, and those transferred from, available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital (Tailoring Rules) - Common stock plus related surplus, net of treasury stock, plus retained earnings, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 25% of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Basel III Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Current Expected Credit Loss (CECL) - Methodology for estimating the allowance for credit losses on in-scope financial assets held at amortized cost and unfunded lending related commitments which uses a combination of expected losses over a reasonable and supportable forecast period, a reversion period and long run average credit losses for their estimated contractual term.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - Refers to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Basel III Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral is based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - Assuming a credit obligor enters default status, an estimate of loss, based on collateral type, collateral value, loan exposure, and other factors. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed asserts. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost whose credit quality has deteriorated to the extent that full collection of contractual principal and interest is not probable, including TDRs which have not returned to performing status. Interest income is not recognized on nonperforming loans. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale and loans accounted for under the fair value option.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21
Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Off-balance sheet credit exposures - Standby letters of credit, financial guarantees, commitments to extend credit and similar unfunded obligations that are not unilaterally, unconditionally, cancelable at PNC’s option.

Operating leverage - The period to period dollar or percentage change in total revenue less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Certain assets that have a government-guarantee which are classified as other receivables are excluded.

Probability of default (PD) - An estimate of the likelihood that a credit obligor will enter into default status.

Purchased credit deteriorated assets - Acquired loans or debt securities that, at acquisition, are determined to have experienced a more-than-insignificant deterioration in credit quality since origination or issuance.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Reasonable and supportable forecast period (RSFP) - In context of CECL, the period for which forecasts and projections of macroeconomic variables have been determined to be reasonable and supportable, and are used as inputs for ACL measurement.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Supplementary leverage ratio - Basel III Tier 1 capital divided by Supplementary leverage exposure.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.